Exhibit 23.2

November 23, 2022
File No.: 328015.00001

TMC the metals company Inc.
595 Howe Street, 10th Floor
Vancouver, British Columbia
V6C 2T5

Dear Sirs/Mesdames:

Re:	TMC the metals company Inc. –Post-Effective Amendment No. 2 to Registration Statement on Form S-1 on Form S-3

We have acted as Canadian counsel to TMC the metals company Inc., a corporation continued under the laws of the Province of British Columbia (the “Corporation”), in connection with the filing of post-effective amendment No. 2 to a registration statement on Form S-1 on Form S-3 (“Amendment No. 2”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

We hereby consent to the reference to us under the headings “Legal Matters” and “Selling Securityholders” in Amendment No. 2 and to the filing of this consent as an exhibit to Amendment No. 2. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 or Section 11 of the Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,